                                                                     Exhibit 9.1

                          SHAREHOLDER VOTING AGREEMENT


         This Agreement, dated as of February ___, 2001, by and among 360networks inc. ("Parent"), 360networks sub inc. ("Merger Sub"), and each of the persons executing this Agreement in their respective capacities as shareholders (and not directors or officers) of Net Rail, Inc., a Delaware corporation (the "Company"), each such person being referred to as the "Shareholder" and all such persons being referred to collectively as the "Shareholders".

         The Shareholders are directors, executive officers and/or significant shareholders owning outstanding shares of voting capital stock of the Company (the "Shares"). Each Shareholder desires to induce (i) Parent and Merger Sub and each other Shareholder to enter into this Agreement and (ii) Parent and Merger Sub to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") with the Company which provides for a merger of Merger Sub with and into the Company (the "Merger"), subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1.  SALE OF SHARES.

         Following approval of the Merger Agreement by the Company's Board of Directors, each Shareholder severally agrees that such Shareholder will not sell, transfer or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer or other disposition of, or grant a proxy to vote, any Shares now owned or hereafter acquired by such Shareholder, other than to or in favor of Parent or an affiliate of Parent, or pursuant to or in favor of the Merger Agreement.

         2.  VOTING.

         Each Shareholder severally agrees to vote all of the Shares over which such Shareholder has the power to vote in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including, without limitation, Recapitalization I, and, if Recapitalization I is not approved by the vote of the holders of Company Stock as required under the Merger Agreement, then Recapitalization II). The parties hereby acknowledge and agree that nothing contained herein is intended to restrict a Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

         3.  NO SOLICITATION.

         Each Shareholder will not solicit, initiate or encourage any "Acquisition Proposal" (as defined in the Merger Agreement) or furnish any information to, or cooperate with, any person, corporation, firm, or other entity with respect to an Acquisition Proposal, other than as provided under the Merger Agreement.

         4.  LIMITATION OF OBLIGATIONS; TERMINATION.

         Notwithstanding any term or condition of this Agreement, Shareholder shall not be required to take any action which would, in the reasonable opinion of Shareholder's legal counsel, violate the duties imposed by law on Shareholder, whether in such Shareholder's capacity as an officer, director or shareholder of the Company. The obligations of the parties under this Agreement shall terminate upon the earliest of (i) the termination of the Merger Agreement, or (ii) the consummation of the Merger. Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

         5.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         Each Shareholder severally represents and warrants that such Shareholder has the full right and authority to enter into this Agreement and that this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

         6.  SURVIVAL.

         All rights and authority granted herein by each Shareholder shall survive the death or incapacity of such Shareholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Parent may, without the consent of any (but with notice to each) of the Shareholders, assign its rights hereunder only to any directly or indirectly wholly owned subsidiary of Parent.

         7. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, confirmed telex or facsimile transmission, or upon the third business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

         TO PARENT AND MERGER SUB:

         360networks inc.
         1066 West Hastings Street
         Suite 1500
         Vancouver, B.C. V6E3X1
         Attn: Catherine McEachern, General Counsel
         Telecopier:  (604) 648-7747

         With a copy to:

         Davis Wright Tremaine LLP
         2300 Wells Fargo Tower
         1300 SW Fifth Avenue
         Portland, Oregon   97201
         Attn: Benjamin G. Wolff, Esq.
         Telecopier:  (503) 778-5299


         TO ANY SHAREHOLDER:

         At the addresses set forth at the end of this Agreement.

         WITH A COPY TO:

         NetRail, Inc.
         230 Peachtree Street
         Suite 1700
         Atlanta, Georgia 303003

         AND A COPY TO:

         King & Spalding
         191 Peachtree Street
         Atlanta, Georgia  30303
         Attn:  Bruce N. Hawthorne Esq.
         Telecopier: (404) 572-5100


         8.  SEVERAL OBLIGATIONS.

         All of the obligations of the Shareholders under this Agreement shall be several and not joint and execution of this Agreement by each Shareholder shall not be deemed to be evidence for any purpose that they are acting as a group or in concert.

         9.  EXECUTION AND COUNTERPARTS.

         This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement. This Agreement shall be deemed fully executed and binding when all of the parties hereto have executed this Agreement, at which time this Agreement shall have the same force and effect as if all signatures appeared on one and the same original.

         10.      INCORPORATION OF RECITALS.

         All of the above recitals are and shall be considered and deemed to be incorporated in and made an integral part of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and each Shareholder have caused this Agreement to be executed as of the date first above written.






                                360networks inc.


                                By:
                                      -----------------------------------
                                Name:
                                      -----------------------------------
                                Its:
                                      -----------------------------------


                                360networks sub, inc.


                                By:
                                      -----------------------------------
                                Name:
                                      -----------------------------------
                                Its:
                                      -----------------------------------



                                NetRail, Inc.


                                By:
                                      -----------------------------------
                                Name:
                                      -----------------------------------
                                Its:
                                      -----------------------------------


                                SHAREHOLDER


                                ----------------------------------------
                                Name:  Eric Mattson, individually
                                Address:  11910 Doncaster
                                Houston, TX 77024

                                SHAREHOLDER


                                ----------------------------------------
                                Name:  Steve Massey, individually
                                Address:  230 Peachtree Street, Suite 1700
                                Atlanta, GA 30303



                                SHAREHOLDER


                                ----------------------------------------
                                Name:  Thomas D. Body III, individually
                                Address:  111 Peachtree Battle Ave. NW
                                Atlanta, GA 30305

                                SHAREHOLDER

                                JAFCO Co., Ltd.
                                JAFCO R-3 Investment Enterprise Partnership
                                JAFCO JS-3 Investment Enterprise Partnership
                                JAFCO G-6(A) Investment Enterprise Partnership JAFCO G-6(B) Investment Enterprise Partnership U.S. Information Technology No. 2 Investment Enterprise Partnership

                                By:
                                   ----------------------------------------
                                Name:  Barry Schiffman
                                Title:  President
                                JAFCO America Ventures, Inc.
                                505 Hamilton Avenue
                                Palo Alto, CA 94301
                                Attorney-in-fact



                                SHAREHOLDER


                                ----------------------------------------
                                Name:  BARRY SCHIFFMAN, individually
                                Address:  JAFCO America Ventures, Inc.
                                505 Hamilton Avenue
                                Palo Alto, CA 94301

                                SHAREHOLDER


                                MAXNET, INC.

                                By:
                                   -------------------------------------
                                Name:
                                Title:
                                Address:
                                         -------------------------------
                                         -------------------------------


                                SHAREHOLDER



                                ----------------------------------------
                                Name:  Christopher Blane, individually
                                Address:
                                        -------------------------------
                                        -------------------------------
                                        -------------------------------



                                SHAREHOLDER


                                ----------------------------------------
                                UBS Capital Americas II, LLC

                                By:  UBS Capital Americas (NA Advisor),
                                LLC, as Advisor

                                By:
                                   -------------------------------------
                                Name:
                                Title:
                                Address:
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------

                                SHAREHOLDER


                                Summit Capital II, L.P.


                                BY:
                                    ------------------------------------
                                Name:  George Kelly
                                Title:  its General Partner
                                Address:
                                        --------------------------------
                                        --------------------------------


                                SHAREHOLDER


                                Summit Capital Parallel II, L.P.


                                By:
                                   ------------------------------------
                                Name:  George Kelly
                                Title:  its General Partner
                                Address:
                                        -------------------------------
                                        -------------------------------